As filed with the Securities and Exchange Commission on January 13, 2006
                                                    Registration No.  333-108105
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -------------------------
                        POST-EFFECTIVE AMENDMENT NO. 1 TO
        FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                          ----------------------------

                                 CBS CORPORATION
             (Exact name of registrant as specified in its charter)

              Delaware                                      04-2949533
   (State or other jurisdiction of                       (I.R.S. Employer
    incorporation or organization)                      Identification No.)

                  51 West 52nd Street, New York, New York 10019
                                 (212) 975-4321
  (Address and phone number of principal executive offices, including zip code)
                          -----------------------------

                  CBS Corporation 1993 Long-Term Incentive Plan
         Infinity Broadcasting Corporation 1998 Long-Term Incentive Plan
     King World Productions, Inc. Stock Option Agreement with Oprah Winfrey dated as of March 17, 1994
   King World Productions, Inc. Stock Option Agreement with Jeffrey D. Jacobs dated as of March 17, 1994
     King World Productions, Inc. Stock Option Agreement with Oprah Winfrey dated as of October 6, 1995
   King World Productions, Inc. Stock Option Agreement with Jeffrey D. Jacobs dated as of October 6, 1995
     King World Productions, Inc. Stock Option Agreement with Oprah Winfrey dated as of September 15, 1997
   King World Productions, Inc. Stock Option Agreement with Jeffrey D. Jacobs dated as of September 15, 1997
     King World Productions, Inc. Stock Option Agreement with Oprah Winfrey dated as of September 16, 1998
   King World Productions, Inc. Stock Option Agreement with Jeffrey D. Jacobs dated as of September 16, 1998
    King World Productions, Inc. Stock Option Agreement with Timothy Bennett dated as of September 16, 1998
     King World Productions, Inc. Stock Option Agreement with Dianne Hudson dated as of September 16, 1998
    King World Productions, Inc. Stock Option Agreement with Douglas Pattison dated as of September 16, 1998


                            (Full title of the plans)

                             Louis J. Briskman, Esq.
                  Executive Vice President and General Counsel
         CBS Corporation, 51 West 52nd Street, New York, New York 10019
                                 (212) 975-4321
            (Name, address and telephone number of agent for service)
                            -------------------------

                                EXPLANATORY NOTE

     CBS Corporation, a Delaware corporation (the "Registrant"), is filing with the Securities and Exchange Commission this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 (File No. 333-108105) (the "Registration Statement") as a result of the merger (the "Merger") of Viacom Merger Sub Inc., a Delaware corporation, with and into the Registrant on December 31, 2005, with the Registrant as the surviving corporation of the Merger. Upon completion of the Merger, the name of the Registrant was changed from "Viacom Inc." to "CBS Corporation." This Post-Effective Amendment No. 1 is filed to reflect (i) the change in the name of the Registrant and (ii) a reduction in the par value of the Registrant's Class B Common Stock registered under the Registration Statement from $0.01 to $0.001 per share.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-108105 on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 13th day of January, 2006.

                                        CBS CORPORATION



                                        By: /s/ Angeline C. Straka
                                           -------------------------------------
                                            Name:  Angeline C. Straka
                                            Title: Senior Vice President, Deputy
                                                   General Counsel and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement No. 333-108105 on Form S-8 has been signed by the following persons in the capacities indicated on the 13th day of January, 2006.

Signature                                           Title

*                                            Director, President and
-------------------------------              Chief Executive Officer
    Leslie Moonves                           (Principal Executive Officer)


*                                            Executive Vice President
-------------------------------              and Chief Financial Officer
    Fredric G. Reynolds                      (Principal Financial Officer)


/s/ Susan C. Gordon                          Senior Vice President,
-------------------------------              Controller and Chief
    Susan C. Gordon                          Accounting Officer
                                             (Principal Accounting Officer)

*                                            Director
-------------------------------
    David R. Andelman


*                                            Director
-------------------------------
    Joseph A. Califano, Jr.



*                                            Director
-------------------------------
    William S. Cohen

*                                            Director
-------------------------------
    Philippe P. Dauman


*                                            Vice Chair and Director
-------------------------------
    Shari Redstone


*                                            Chairman and Director
-------------------------------
    Sumner M. Redstone

*                                            Director
-------------------------------
    Robert D. Walter




 *By:   /s/ Angeline C. Straka
     ------------------------------------------
       Angeline C. Straka, Attorney-in-Fact              January 13, 2006

                                  Exhibit Index

Exhibit No.       Description of Document

4.1* Form of Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.3 to the Registrant's Registration Statement on Form S-4 as amended (File No. 333-128821) filed on November 23, 2005).

4.2* Form of Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.4 to the Registrant's Registration Statement on Form S-4 as amended (File No. 333-128821) filed on November 23, 2005).

4.3* CBS Corporation 1993 Long-Term Incentive Plan, amended as of July 28, 1999 (incorporated by reference to Exhibit 4.4 to the Registrant's Post-Effective Amendment No. 1 on Form S-8 to Form S-4 filed by the Reigstrant on May 5, 2000 (File No. 333-88613)).

4.4* Infinity Broadcasting Corporation 1998 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.16 to Form 10-K filed by Infinity for the year ended December 31, 1999 (File No. 1-14599)).

4.5* King World Productions, Inc. Stock Option Agreement with Oprah Winfrey dated as of March 17, 1994 (incorporated by reference to Exhibit 99.5 to the Schedule 13D filed by Oprah Winfrey and Jeffrey D. Jacobs, with respect to King World Productions, Inc. on December 21, 1995 (File No. 005-35700)).

4.6* King World Productions, Inc. Stock Option Agreement with Jeffrey D. Jacobs dated as of March 17, 1994 (incorporated by reference to Exhibit 99.6 to the Schedule 13D filed by Oprah Winfrey and Jeffrey D. Jacobs, with respect to King World Productions, Inc. on December 21, 1995 (File No. 005-37500)).

4.7* King World Productions, Inc. Stock Option Agreement with Oprah Winfrey dated as of October 6, 1995 (incorporated by reference to Exhibit 99.7 to the Schedule 13D filed by Oprah Winfrey and Jeffrey D. Jacobs, with respect to King World Productions, Inc. on December 21, 1995 (File No. 005-37500)).

4.8* King World Productions, Inc. Stock Option Agreement with Jeffrey D. Jacobs dated as of October 6, 1995 (incorporated by reference to Exhibit 99.8 to the Schedule 13D filed by Oprah Winfrey and Jeffrey D. Jacobs, with respect to King World Productions, Inc. on December 21, 1995 (File No. 005-37500)).

4.9* King World Productions, Inc. Stock Option Agreement with Oprah Winfrey dated as of September 15, 1997 (incorporated by reference to Exhibit 99.9 to the Schedule 13D, Amendment No. 2, filed by Oprah Winfrey and Jeffrey D. Jacobs, with respect to King World Productions, Inc. on October 27,
                  1997 (File No. 005-37500)).

4.10* King World Productions, Inc. Stock Option Agreement with Jeffrey D. Jacobs dated as of September 15, 1997 (incorporated by reference to Exhibit 99.10 to the Schedule 13D, Amendment No. 2, filed by Oprah Winfrey and Jeffrey D. Jacobs, with respect to King World Productions, Inc. on October 27, 1997 (File No. 005-37500)).

4.11* King World Productions, Inc. Stock Option Agreement with Oprah Winfrey dated as of September 16, 1998.

4.12* King World Productions, Inc. Stock Option Agreement with Jeffrey D. Jacobs dated as of September 16, 1998.

4.13* King World Productions, Inc. Stock Option Agreement with Timothy Bennett dated as of September 16, 1998.

4.14* King World Productions, Inc. Stock Option Agreement with Dianne Hudson dated as of September 16, 1998.

4.15* King World Productions, Inc. Stock Option Agreement with Douglas Pattison dated as of September 16, 1998.

5.1* Opinion of Michael D. Fricklas, Esq. as to the legality of the securities being registered.

23.1*             Consent of PricewaterhouseCoopers LLP.

23.2*             Consent of Michael D. Fricklas, Esq.

24**              Powers of Attorney.


------------------
* Previously filed or incorporated by reference in this Registration Statement. ** Filed herewith.